    As filed with the Securities and Exchange Commission on February 23, 2001

                                                      Registration No. 333-35378
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                                   ECOLAB INC.
             (Exact name of registrant as specified in its charter)
           DELAWARE                                            41-0231510
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             ----------------------

                                  Ecolab Center
                            370 North Wabasha Street
                            St. Paul, Minnesota 55102
                                 (651) 293-2233
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                                    offices)

                             ----------------------


                               KENNETH A. IVERSON
                          VICE PRESIDENT AND SECRETARY
                                   ECOLAB INC.
                                  ECOLAB CENTER
                            370 NORTH WABASHA STREET
                            ST. PAUL, MINNESOTA 55102
                                 (651) 293-2125
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)



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

          On April 21, 2000, we filed our Registration Statement on Form S-3, File No. 333-35378, with the Securities and Exchange Commission to register the proposed sale of 424,111 shares of our common stock by certain selling stockholders. We are filing this Post-Effective Amendment No. 1 to the aforementioned registration statement to deregister 212,698 shares of our common stock that were not sold by the selling stockholders under the registration statement.




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


                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on February 23, 2001.

                                 ECOLAB INC.


                                 By: /s/ALLAN L. SCHUMAN
                                    ---------------------------------
                                    Allan L. Schuman
                                    Chairman of the Board and Chief Executive
                                    Officer

           Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed on February 23, 2001 by the following persons in the capacities indicated.

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/s/ALLAN L. SCHUMAN                 Chairman of the Board and Chief Executive
---------------------------------   Officer (Principal Executive Officer) and
Allan L. Schuman                    Director


/s/L. WHITE MATTHEWS, III           Executive Vice President and Chief Financial
---------------------------------   Officer (Principal Financial Officer) and
L. White Matthews, III              Director


/s/STEVE L. FRITZE                  Vice President and Controller (Principal
---------------------------------   Accounting Officer)
Steve L. Fritze




/s/KENNETH A. IVERSON               Directors
---------------------------------
Kenneth A. Iverson, as attorney-in-fact for Les S. Biller, Ruth S. Block, Jerry A. Grundhofer, William A. Jews, James J. Howard,
Joel W. Johnson, Jerry W. Levin, Robert L. Lumpkins, Roland Schulz, Hugo Uyterhoeven and Albrecht Woeste


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